Exhibit 10.3

[NAME]

THE MICHAELS COMPANIES, INC.

EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

The Michaels Companies, Inc.

8000 Bent Branch Drive

Irving, Texas 75063

Attn:       Michael J. Veitenheimer

Ladies and Gentlemen:

The undersigned (i) acknowledges that he/she has received an award (the “Award”) of restricted stock from The Michaels Companies, Inc. (the “Company”) under The Michaels Companies, Inc. Equity Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof; and (iii) agrees with the Company as follows:

1.              Effective Date.  This Agreement shall take effect as of                         , 201 , which is the date of grant of the Award.

2.              Shares Subject to Award.  The Award consists of                      shares (the “Shares”) of common stock of the Company (“Stock”).  The undersigned’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3.              Meaning of Certain Terms.  Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan.  The term “vest” as used herein with respect to any Share means the lapsing of the restrictions described herein with respect to such Share.

4.              Nontransferability of Shares.  The Shares acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

5.              Vesting of Shares.  The shares acquired hereunder shall vest in accordance with the provisions of this Paragraph 5 and applicable provisions of the Plan, as follows:           Shares on         , 201 ,                Shares on             , 201 ,              Shares on             , 201 , and              Shares on             , 201 .  Notwithstanding the foregoing, no shares shall vest on any vesting date specified above unless the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries.

6.              Forfeiture Risk.  Except as provided in Section 5 above, if the undersigned ceases to be employed by the Company and its subsidiaries for any reason, any then outstanding and unvested Shares acquired by the undersigned hereunder shall be automatically and immediately forfeited.  The undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

7.              Non-Competition/Non-Solicitation.  The undersigned hereby acknowledges that the Company and its Affiliates have invested and continue to invest considerable resources in developing Company Information (as defined below) and trade secrets, and in establishing and maintaining relationships with customers, employees, and vendors.  The undersigned hereby further acknowledges that the Award is being furnished to the undersigned as good and valuable consideration, among other consideration, in exchange for the below covenants, which are necessary to protect the Company Information, trade secrets, and goodwill of the Company and its Affiliates:

a.                                      Non-Competition.  Undersigned covenants and agrees that during the undersigned’s Employment and for a period of twelve (12) months (and such period shall be tolled on a day-to-day basis for each day during which the undersigned participates in any activity in violation of the restrictions set forth in this Section 7(a)) following the undersigned’s termination of Employment, whether such termination occurs at the insistence of the Company or its Affiliates or the undersigned (for whatever reason), the undersigned will not, directly or indirectly, alone or in association with others, anywhere in the Territory, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee (in a position or at a level similar to or above that performed by the undersigned during his/her Employment), investor, principal, joint venturer, shareholder, partner, director, consultant, agent or otherwise with, or have any financial interest (through stock or other equity ownership, investment of capital, the lending of money or otherwise) in, any business, venture or activity that directly or indirectly competes, or is in planning, or has undertaken any preparation, to compete, with the Business of the Company or any of its Immediate Affiliates (a “Competitor”), except that nothing contained in this Section 7(a) shall prevent the undersigned’s wholly passive ownership of two percent (2%) or less of the equity securities of any Competitor that is a publicly-traded company.  For purposes of this Section 7(a), the “Business of the Company or any of its Immediate Affiliates” is that of arts and crafts specialty retailer providing materials, ideas and education for creative activities; provided, that the term “Competitor” shall not include any business, venture or activity whose gross receipts derived from the retail sale of arts and crafts products (aggregated with the gross receipts derived from the retail sale of arts and crafts projects of any related business, venture or activity) are less than ten percent (10%) of the aggregate gross receipts of such businesses, ventures or activities. For purposes of this Section 7(a), the “Territory” is comprised of those states within the United States and those provinces of Canada in which the Company or any of its Immediate Affiliates was doing business at any time during the undersigned’s Employment, or with respect to the undersigned’s obligations following his/her termination of Employment the twelve (12) months immediately preceding undersigned’s termination of Employment.   For purposes of this Section, “Immediate Affiliates” means those Affiliates which are one of the following: (i) a direct or indirect subsidiary of the Company, (ii) a parent to the Company or (iii) a direct or indirect subsidiary of such a parent.

b.                                      Non-Solicitation. The undersigned covenants and agrees that during the undersigned’s Employment and for a period of twelve (12) months (and such period shall be tolled on a day-to-day basis for each day during which the undersigned participates in any activity in violation of the restrictions set forth in this Section 7(b)) after the termination of undersigned’s Employment, whether such termination occurs at the insistence of the Company or undersigned (for whatever reason), undersigned shall not, and shall not assist any other person to, (i) hire or solicit for hire any employee of the Company or any of its Immediate Affiliates or seek to persuade any employee of the Company or any of its Immediate Affiliates to discontinue employment or (ii) solicit or encourage any independent contractor providing services to the Company or any of its Immediate Affiliates to terminate or diminish its relationship with them; provided, however, that after termination of the undersigned’s Employment, these restrictions shall apply only with respect to employees of, and independent contractors providing services to, the Company or any of its Immediate Affiliates who were such on the date that the undersigned’s Employment terminated or at any time during the nine (9) months immediately preceding such termination date.

c.                                       Goodwill and Company Information.  The undersigned acknowledges the importance to the Company and its Affiliates of protecting their legitimate business interests, including without limitation the valuable Company Information and goodwill that they have developed or acquired at considerable expense.  The undersigned acknowledges and agrees that in the course of the undersigned’s Employment, the undersigned has acquired: (i) confidential information including without limitation information received by the Company (or any of its Affiliates) from third parties, under confidential conditions, (ii) other technical, product, business, financial or development information from the Company (or any of its Affiliates), the use or disclosure of which reasonably might be construed to be contrary to the interest of the Company (or any of its Affiliates), or (iii) any other proprietary information or data, including but not limited to identities, responsibilities, contact information, performance and/or compensation levels of employees, costs and methods of doing business, systems, processes, computer hardware and software, compilations of information, third-party IT service providers and other Company or its Affiliates’ vendors, records, sales reports, sales procedures, financial information, customer requirements and confidential negotiated terms, pricing techniques, customer lists, price lists, information about past, present, pending and/or planned Company or its Affiliates’ transactions not publically disclosed and other confidential information which Undersigned may have acquired during the undersigned’s Employment (hereafter collectively referred to as “Company Information”) which are owned by the Company or  its Affiliates and regularly used in the operation of its business, and as to which precautions are taken to prevent dissemination to persons other than certain directors, officers and employees and if disclosed, would assist in competition against the Company or any of its Affiliates.  The undersigned understands and agrees that such Company Information was and will be disclosed to the undersigned in confidence and for use only in performing work for the Company or its Affiliates.  The undersigned understands and agrees that undersigned: (x) will keep such Company Information confidential at all times, (y) will not disclose or communicate Company Information to any third party, and (z) will not make use of Company Information on the undersigned’s own behalf, or on behalf of any third party.  In view of the nature of the undersigned’s Employment and the nature of Company Information undersigned receives during the course of the undersigned’s Employment, the undersigned agrees that any unauthorized disclosure to third parties of Company Information would cause irreparable damage to the confidential or trade secret status of Company Information. The undersigned further acknowledges and agrees that the restrictions on my activities set forth above are necessary to protect the goodwill, Company Information and other legitimate interests of the Company and its Affiliates and that the undersigned’s acceptance of these restrictions is a condition of receipt of the Award, to which the undersigned would not otherwise be entitled, and the Award is good and sufficient consideration to support the undersigned’s agreement to and compliance with these covenants.

d.                                      Remedies.  In the event of a breach or threatened breach by the undersigned of any of the covenants contained in in Section 7(a), 7(b) or 7(c):

i                                             the undersigned hereby consents and agrees that any unvested Shares shall be forfeited effective as of the date of such breach or threatened breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan;

ii                                          the undersigned hereby consents and agrees that the Company shall be entitled to a “claw back” of any vested Shares or the cash value of any vested Shares; and

iii                                       the undersigned hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

e.                                       General.  The undersigned agrees that the above restrictive covenants are completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for whatever reason.  The Company and undersigned agree that any invalidity or unenforceability of any one or more of such restrictions on competition shall not render invalid or unenforceable any remaining restrictive covenants. Should a court of competent jurisdiction determine that the scope of any provision of this Section 7 is too broad to be enforced as written, the Company and undersigned intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable.

8.              Retention of Certificates.  Any certificates representing unvested Shares shall be held by the Company.  If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

9.              Effect of Certain Transactions.  In the event of a Change of Control (as defined in the Stockholders Agreement), all then outstanding and unvested Shares acquired by the undersigned hereunder shall automatically and immediately vest.

10.       Joinder to Agreements.  The undersigned acknowledges and agrees that the Shares acquired hereunder will be subject to the Stockholders Agreement and to the Registration Rights Agreement and the transfer and other restrictions, rights, and obligations set forth in those agreements.  By executing this Agreement, the undersigned hereby becomes a party to and bound by the Stockholders Agreement and the Registration Rights Agreement as a Manager (as such term is defined in those agreements), without any further action on the part of the undersigned, the Company or any other Person.

11.       Legend.  Any certificates representing unvested Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MICHAELS COMPANIES, INC. EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE MICHAELS COMPANIES, INC.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE MICHAELS COMPANIES, INC.

As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned.  If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

12.       Dividends, etc.  The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of which he/she is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which he/she is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited;  and further provided, that the Administrator may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.  References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

13.       Sale of Vested Shares.  The undersigned understands that he/she will be free to sell any Share once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; (iii) applicable requirements of federal and state securities laws, (iv) the Stockholders Agreement and (v) the Registration Rights Agreement.

14.       Certain Tax Matters.  The undersigned expressly acknowledges the following:

a.              The undersigned has been advised to confer promptly with a professional tax advisor to consider whether the undersigned should make a so-called “83(b) election” with respect to the Shares.  Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this Award.  The Company has made no recommendation to the undersigned with respect to the advisability of making such an election.

b.              The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding.  The undersigned expressly acknowledges and agrees that his/her rights hereunder are subject to him/her promptly paying to the Company all taxes required to be withheld in connection with such award, vesting or payment. Unless the undersigned elects otherwise, with respect to a particular vesting date under the Award, the Company shall withhold a number of Shares otherwise issuable to the undersigned having an aggregate Fair Market Value on such vesting date equal to the aggregate taxes required to be withheld in connection with the vesting of the Award (but not in excess of the applicable minimum statutory withholding rate).  If the undersigned elects not to have Shares withheld to cover the applicable tax withholding, the undersigned shall satisfy the applicable tax withholding by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Stock (including any Stock previously acquired hereunder) or by the withholding of amounts from any payments otherwise owed to the undersigned hereunder or otherwise or by the delivery of cash by the undersigned to the Company).

15.       Governing Law; Jurisdiction.  Notwithstanding anything to the contrary in the Plan, Section 7 of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving any effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction, except where preempted by federal law. Both parties hereby consent and submit to the jurisdiction of the state and federal courts in Dallas County, Texas in all questions and controversies arising out of this Agreement.

Very truly yours,

[NAME]

Dated: 201

The foregoing Restricted Stock
Award Agreement is hereby accepted:

THE MICHAELS COMPANIES, INC.

Michael J. Veitenheimer
SVP & Secretary